UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2023

OBLONG, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	001-35376 (Commission File Number)	77-0312442 (IRS Employer Identification No.)

25587 Conifer Road, Suite 105-231 Conifer, Colorado 80433 (Address of principal executive offices, zip code)

(303) 640-3838 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OBLG	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As reported on the Current Report on Form 8-K, filed on April 3, 2023, on March 30, 2023, Oblong, Inc. (“we” or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which we issued and sold, in a private placement transaction (i) 6,550 shares of our newly designated Series F convertible preferred stock, $0.0001 par value per share (the “Preferred Stock”), convertible into shares of our common stock, par value $0.0001 per share (“Common Stock”), (ii) preferred warrants to acquire shares of Preferred Stock and (iii) common warrants (“Common Warrants”), to acquire shares of Common Stock. The terms of the Preferred Stock are as set forth in the Certificate of Designations of Series F Preferred Stock of Oblong, Inc. (the “Certificate of Designations”), which was filed and became effective with the Secretary of State of the State of Delaware on March 31, 2023.

The Certificate of Designations and the Common Warrants set forth mechanisms for adjustment of the conversion or exercise price of the Preferred Stock and the Common Warrants, respectively. On October 6, 2023, the Company and Investors holding a majority of the outstanding shares of the Preferred Stock agreed to waive any and all provisions, terms, covenants and obligations in the Certificate of Designations or Common Warrants to the extent such provisions permit the conversion or exercise of the Preferred Stock and the Common Warrants, respectively, to occur at a price below $0.2792 (the “Waiver”). Notwithstanding anything to the contrary in the Certificate of Designations, each of the “Alternate Conversion Price” and the “Floor Price” as set forth in the Certificate of Designations shall in no event be less than $0.2792 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events). Notwithstanding anything to the contrary in the Common Warrants, the “Exercise Price” as set forth in the Common Warrant shall in no event be less than $0.2792 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events).

The foregoing description of the Waiver does not purport to be complete and is qualified in its entirety by reference to the full text of the Waiver, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth above in Item 1.01 of this Current Report on Form 8-K, including Exhibit 10.1 hereto, is incorporated herein by reference in its entirety.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth above in Item 1.01 of this Current Report on Form 8-K, including Exhibit 10.1 hereto, is incorporated herein by reference in its entirety.

Item 8.01 Other Information

As reported on the Company’s Current Report on Form 8-K, filed on October 4, 2023, the Company had 4,913,260 shares of common stock issued and outstanding and 4,937 shares of Series F Convertible Preferred Stock issued and outstanding. As of October 6, 2023, the Company had 6,014,281 shares of common stock issued and outstanding and 4,670 shares of Series F Convertible Preferred Stock issued and outstanding. From October 4, 2023 through October 6, 2023, the Company has issued 1,101,021 shares of common stock pursuant to conversions of its Series F Convertible Preferred Stock.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Waiver, dated as of October 6, 2023, by and among Oblong, Inc. and the investors named therein.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
OBLONG, INC.

Date: October 10, 2023                    By:    /s/ Peter Holst
Name: Peter Holst
Title: President & CEO